UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 31, 2017

RELIANT BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 1, 2018, pursuant to the Agreement and Plan of Merger, dated August 22, 2017 (the “Merger Agreement”), by and among Reliant Bancorp, Inc. (f/k/a Commerce Union Bancshares, Inc.) (the “Company”), Community First, Inc. (“Community First”), Pioneer Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Reliant Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of the Company (“Reliant”), and Community First Bank & Trust, a Tennessee-chartered commercial bank and wholly owned subsidiary of Community First (“Community First Bank”), Merger Sub merged with and into Community First (the “Merger”), with Community First surviving the Merger (the “Surviving Company”). Immediately following the Merger and as part of a single integrated transaction, the Company caused the Surviving Company to be merged with and into the Company (the “Second Step Merger” and together with the Merger, the “Mergers”), with the Company as the surviving entity. Immediately following the Second Step Merger, Community First Bank merged with and into Reliant.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Community First common stock, no par value (“Community First Common Stock”) (except for excluded shares and dissenting shares), was converted into and cancelled in exchange for the right to receive 0.481 shares of Company common stock, $1.00 par value per share (“Company Common Stock”) (the “Merger Consideration”), together with cash in lieu of any fractional shares of Company Common Stock.

At the Effective Time, each outstanding restricted share award in respect of shares of Community First Common Stock (each, a “Community First Restricted Share Award”) granted under Community First’s equity-based compensation plan became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Community First Common Stock underlying each Community First Restricted Share Award.

All shares of Company Common Stock which were outstanding prior to the Merger were unaffected by the Merger.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on August 23, 2017 and is incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, pursuant to supplemental indentures, in each case dated as of January 1, 2018, by and between the Company and Wilmington Trust Company, as trustee, the Company assumed all of Community First’s obligations with respect to the following trust preferred securities:

(i)

$3,093,000 of Series A Floating Rate Junior Subordinated Debentures due 2032, issued pursuant to an indenture dated August 30, 2002 (the “Trust I Securities”), with a floating interest rate equal to the prime rate of interest so published in the “Money Rates” table in the Eastern Edition of The Wall Street Journal for the last business day of each of March, June, September and December, as applicable (or if more than one rate is so indicated in The Wall Street Journal, the prime rate shall equal the highest rate provided), plus 50 basis points. Interest on the Trust I Securities is payable quarterly, but such payments may be deferred for up to twenty consecutive quarterly periods. The Trust I Securities are redeemable at the Company’s option (i) in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence of certain events, in each case for a redemption price equal to 100% of the principal amount of the Trust I Securities being redeemed plus accrued and unpaid interest thereon to the date of such redemption.

(ii)

$5,155,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035, issued pursuant to an indenture dated September 15, 2005 (the “Trust II Securities”), with a floating interest rate equal to the three-month LIBOR plus 1.50%. The Trust II Securities are redeemable at the Company’s option in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Trust II Securities being redeemed plus accrued and unpaid interest thereon to the date of such redemption.

(iii)

$15,464,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037, pursuant to an indenture dated September 27, 2007 (the “Trust III Securities”, and together with the Trust I Securities and the Trust II Securities, the “Trust Preferred Securities”), with a floating rate equal to the three-month LIBOR plus 3.0%. The Trust III Securities are redeemable at the Company’s option in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Trust III Securities being redeemed plus accrued and unpaid interest thereon to the date of such redemption. As a result of the Mergers, a wholly owned subsidiary of the Company holds $10.0 million in face value of Trust III Securities.

The transaction documents governing the Trust Preferred Securities, including the supplemental indentures and the original indentures, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish a copy of such transaction documents to the Securities and Exchange Commission upon request.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, the Company’s board of directors (the “Board of Directors”) approved, effective as of the Effective Time, an increase to the size of the Board of Directors to 14 members. Additionally, the Board of Directors approved, effective as of immediately following the Effective Time, the appointment of Robert E. (Brown) Daniel, Louis E. Holloway, and Rusty Vest to fill the resulting vacancies on the Board of Directors. Prior to the consummation of the Merger, Mr. Daniel and Mr. Vest were members of the board of directors of Community First. No committee assignments have yet been made for Messrs. Daniel, Holloway, and Vest.

Compensatory arrangements for Mr. Daniel and Mr. Vest will be consistent with the previously disclosed standard arrangements for non-employee directors as described in the Company’s proxy statement for its 2017 annual meeting of shareholders filed on April 19, 2017, which disclosure is incorporated herein by reference.

None of Messrs. Daniel, Holloway, and Vest is a party to any transaction, or series of transactions, with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Louis E. Holloway as Chief Operating Officer

Effective January 2, 2018, in connection with the consummation of the Mergers, the Company and Reliant entered into an employment agreement (“Employment Agreement”) with Mr. Holloway, who previously served as the chief executive officer of Community First. Under the terms of the Employment Agreement, Mr. Holloway will serve as the Chief Operating Officer of the Company and Reliant.

Mr. Holloway, age 64, joined Community First Bank in 2008 as senior vice president and chief retail officer, eventually serving as chief credit officer, and later as president and chief executive officer of Community First and Community First Bank. Prior to joining Community First, Mr. Holloway served in market development for Bank of America as senior vice president/market president in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business. Mr. Holloway has over thirty years of banking experience.

Louis E. Holloway Employment Agreement

Mr. Holloway’s Employment Agreement provides for a two-year term which extends annually for an additional one year period (such that the remaining term of the Employment Agreement at the time of such extension will be two years), unless terminated in advance of any such extension by the Company or Mr. Holloway. Pursuant to the terms of the Employment Agreement, Mr. Holloway will receive an initial base salary of $300,000 per year and will be eligible to receive annual incentive compensation as determined by, and based on performance measures established by, the Board of Directors.

Pursuant to the terms of the Employment Agreement, if Mr. Holloway’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Holloway for good reason (as defined in the Employment Agreement) during the term of the Employment Agreement (and not within 12 months following a change in control (as defined in the Employment Agreement) of the Company), he will be entitled to severance benefits equal to one times his annual base salary as of the date of termination. Additionally, the Company will pay for health insurance continuation coverage for Mr. Holloway and his dependents for up to 12 months. If, within 12 months following a change in control, Mr. Holloway’s employment is terminated by the Company (or its successor) without cause or by Mr. Holloway for good reason, he will be entitled to receive severance benefits equal to two times his annual base salary as of the date of termination, along with the payment by the Company of health insurance continuation coverage for Mr. Holloway and his dependents for up to 12 months.

The Employment Agreement contains nonsolicitation of clients and employees covenants which apply for 12 months following the termination of Mr. Holloway’s employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 31, 2017, the Company filed articles of amendment (the “Amendment”) to its amended and restated charter to change the corporate name of the Company to “Reliant Bancorp, Inc.” The Amendment was approved by the Company’s shareholders at the special meeting of shareholders held on December 14, 2017. A copy of the Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01           Other Events

On January 2, 2018, the Company issued a press release announcing the consummation of the Mergers. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Effective January 2, 2018, the Company Common Stock began trading on the Nasdaq Capital Market under the “Reliant Bancorp, Inc.” name and new ticker symbol “RBNC.”

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the financial statements required by Item 9.01(a) not later than 71 calendar days after the date that the initial current report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the financial statements required by Item 9.01(b) not later than 71 calendar days after the date that the initial current report on Form 8-K was required to be filed.

(d)	Exhibits.

2.1

Agreement and Plan of Merger, dated as of August 22, 2017, by and among Reliant Bancorp, Inc. (f/k/a Commerce Union Bancshares, Inc.), Pioneer Merger Sub, Inc., Reliant Bank, Community First, Inc., and Community First Bank & Trust (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed on August 23, 2017).

3.1	The Articles of Amendment to the Amended and Restated Charter of Reliant Bancorp, Inc. (f/k/a Commerce Union Bancshares, Inc.), dated December 31, 2017.*

10.1	Employment Agreement, dated as of January 2, 2018, by and among Louis E. Holloway, Reliant Bancorp, Inc., and Reliant Bank.*

99.1	Press Release, dated January 2, 2018.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: January 5, 2018
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr. Chairman, President, and Chief Executive Officer

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of August 22, 2017, by and among Reliant Bancorp, Inc. (f/k/a Commerce Union Bancshares, Inc.), Pioneer Merger Sub, Inc., Reliant Bank, Community First, Inc., and Community First Bank & Trust (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed on August 23, 2017).

3.1	The Articles of Amendment to the Amended and Restated Charter of Reliant Bancorp, Inc. (f/k/a Commerce Union Bancshares, Inc.), dated December 31, 2017.*

10.1	Employment Agreement, dated as of January 2, 2018, by and among Louis E. Holloway, Reliant Bancorp, Inc., and Reliant Bank.*

99.1	Press Release, dated January 2, 2018.*

*Filed herewith